Exhibit 10.1
SUPPORT AGREEMENT
THIS SUPPORT AGREEMENT, dated as of September 16, 2023 (this “Agreement”), is entered into by and among Green Plains Partners LP, a Delaware limited partnership (the “Partnership”), Green Plains Inc., an Iowa corporation (“Parent”), and the parties listed on the signature pages hereto (together with Parent, each a “Support Party” and collectively, the “Support Parties”).
RECITALS
WHEREAS, concurrently with the execution of this Agreement, Parent, GPLP Holdings Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Holdings”), GPLP Merger Sub Inc., a Delaware limited liability company and a wholly owned Subsidiary of Holdings (“Merger Sub”), the Partnership and Green Plains Holdings LLC, a Delaware limited liability company and the general partner of the Partnership, are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub shall be merged with and into the Partnership, the separate existence of Merger Sub shall cease and the Partnership shall survive and continue to exist as a Delaware limited partnership (the “Merger”);
WHEREAS, as of the date hereof, each Support Party is the Record Holder and beneficial owner of, and has the right to vote and dispose of, the number of common units representing limited partner interests in the Partnership (“Common Units”) set forth opposite such Support Party’s name on Schedule A hereto (the “Existing Units”);
WHEREAS, as a condition and inducement to the Partnership’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Support Parties are entering into this Agreement; and
WHEREAS, each Support Party acknowledges that the Partnership is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Support Parties set forth in this Agreement and would not enter into the Merger Agreement if the Support Parties did not enter into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, each Support Party, severally and not jointly, hereby agrees as follows:
1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.
“Conflicts Committee” has the meaning ascribed thereto in the Partnership Agreement.
“Covered Unitholder” means each Support Party and each such other Person as may later become party to this Agreement as a result of becoming a Record Holder or beneficial owner of Covered Units pursuant to Section 7(a), by joinder or otherwise.
“Covered Units” means the Existing Units, together with any Common Units of which any Support Party becomes the Record Holder or beneficial owner on or after the date hereof (or any Common Units with respect to which any Person who may later become a party to this

Agreement pursuant to Section 7(a), by joinder or otherwise, if applicable, becomes the Record Holder or beneficial owner on or after the date hereof).
“Proxy Designee” means a Person designated by the Conflicts Committee by written notice to each of the parties hereto, which notice may simultaneously revoke the designation of any other Person as a Proxy Designee.
“Record Holder” has the meaning ascribed thereto in the Partnership Agreement.
“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise); provided, however, that in the case of an individual, a transfer to an estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, by virtue of laws of descent and distribution upon death of the individual, or pursuant to a qualified domestic relations order shall not be considered a Transfer hereunder; provided that any transferee of such transfer enters into a written agreement in form and substance reasonably satisfactory to Parent and the Partnership (with the prior approval of the Conflicts Committee) agreeing to be bound by these restrictions prior to the occurrence of such transfer.

2. Agreement to Vote Covered Units and Deliver Written Consent. Prior to the Termination Date (as defined herein), each Covered Unitholder, severally and not jointly, irrevocably and unconditionally agrees that it shall (a) as promptly as practicable after the Registration Statement is declared effective under the Securities Act (but, for the avoidance of doubt, not until such Registration Statement is declared effective), deliver (or cause to be delivered) a written consent pursuant to Section 14.3 and Section 13.11 of the Partnership Agreement covering all of the Covered Units approving the Merger Agreement and the transactions contemplated thereby, including the Merger, (b) not revoke any such written consent delivered in accordance with clause (a), and (c) at any meeting of the limited partners of the Partnership (whether annual or special and whether or not an adjourned or postponed meeting), however called and in connection with the Merger, appear at such meeting or otherwise cause the Covered Units to be counted as present thereat for purposes of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), in person or by proxy, all Covered Units (in all manners and by each applicable class): (i) in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, and any other matter necessary or desirable for the consummation of the transactions contemplated by the Merger Agreement, and (ii) against any action, agreement, transaction or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger. For the avoidance of doubt, no Covered Unitholder (in its capacity as a unitholder of the Partnership) shall be under any obligation whatsoever to require or request that the limited partners of the Partnership vote on, consent to or otherwise approve or reject any matter or issues; notwithstanding the foregoing, if any Covered Unitholder is the beneficial owner, but not the Record Holder, of any Covered Units, such beneficial owner agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or execute a consent with respect to) all of such Covered Units in accordance with this Section 2.

3. Grant of Irrevocable Proxy; Appointment of Proxy.
(a) FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EACH COVERED UNITHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, MICHELLE S. MAPES AND ANY OTHER PROXY DESIGNEE, EACH INDIVIDUALLY, AS SUCH COVERED UNITHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED UNITS SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST AND EACH COVERED UNITHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH COVERED UNITHOLDER, AS APPLICABLE, WITH RESPECT TO THE COVERED UNITS (AND EACH COVERED UNITHOLDER HEREBY REPRESENTS TO THE PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE AND HEREBY REVOKES ANY SUCH OTHER PROXIES). EACH COVERED UNITHOLDER HEREBY AFFIRMS THAT THE IRREVOCABLE PROXY SET FORTH IN THIS SECTION 3 IS GIVEN IN CONNECTION WITH THE MERGER AGREEMENT, AND THAT SUCH IRREVOCABLE PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF SUCH COVERED UNITHOLDER UNDER THIS AGREEMENT.
(b) The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement.
4. No Inconsistent Agreements. Each Covered Unitholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Units and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with each Covered Unitholder’s obligations pursuant to this Agreement.
5. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the mutual written agreement of the parties hereto (duly authorized by the Parent Board and the Conflicts Committee) to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 13 to 20 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement. Except as set forth in the preceding sentence, upon termination of this Agreement, none of the Covered Unitholders shall have any further obligations or liabilities hereunder.
6. Representations and Warranties of each Covered Unitholder. Each Covered Unitholder, severally (but not jointly) and making representations only as to itself, hereby represents and warrants to the Partnership as follows:
(a) Such Covered Unitholder is the Record Holder and beneficial owner of, and has good and valid title to, its respective Covered Units, free and clear of Liens other than as created by this Agreement, the Merger Agreement or arising under generally applicable securities Laws. Such Covered Unitholder has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Units. As of the date hereof, other than the Covered Units, such Covered Unitholder is not the Record Holder and does not own beneficially any (i) Common Units or other voting securities of the Partnership, (ii) securities of the Partnership convertible into or exchangeable for Common Units or other voting securities of the Partnership or (iii) options or other rights to acquire from the Partnership any Common Units, other voting securities or securities convertible into or exchangeable for Common Units or other voting securities of the Partnership. The Covered Units are not subject to any voting trust agreement or other contract to which such Covered Unitholder is a party restricting or otherwise relating to the voting or Transfer of the Covered Units. Such Covered Unitholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Units, except as contemplated by this Agreement.
(b) If such Covered Unitholder is not an individual, such Covered Unitholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If such Covered Unitholder is an individual, such Covered Unitholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. The execution and delivery of this Agreement by such Covered Unitholder, the performance by such Covered Unitholder of its obligations hereunder and the consummation by such Covered Unitholder of the transactions contemplated hereby have been duly and validly authorized by such Covered Unitholder and no other actions or proceedings on the part of such Covered Unitholder are necessary to authorize the execution and delivery by such Covered Unitholder of this Agreement, the performance by such Covered Unitholder of its obligations hereunder or the consummation by such Covered Unitholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Covered Unitholder and, assuming due authorization, execution and delivery by the Partnership, constitutes a legal, valid and binding obligation of such Covered Unitholder, enforceable against such Covered Unitholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).
(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Covered Unitholder for the execution, delivery and performance of this Agreement by such Covered Unitholder or the consummation by such Covered Unitholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Covered Unitholder nor the consummation by such Covered Unitholder of the transactions contemplated hereby nor compliance by such Covered Unitholder with any of the provisions hereof shall (A) if such Covered Unitholder is not an individual, conflict with or violate any provision of the Organizational Documents of such Covered Unitholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Covered Unitholder pursuant to, any contract to which such Covered Unitholder is a party or by which such Covered Unitholder or any property or asset of such Covered Unitholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Covered Unitholder or any of such Covered Unitholder’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Covered Unitholder to perform its obligations hereunder.

(d) As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against such Covered Unitholder or, to the knowledge of such Covered Unitholder, any other Person or, to the knowledge of such Covered Unitholder, threatened against such Covered Unitholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the rights of any party under this Agreement or the performance by any party of its obligations under this Agreement.
(e) Each Covered Unitholder hereby acknowledges and agrees that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Covered Unitholder understands and acknowledges that the Partnership is entering into the Merger Agreement in reliance upon such Covered Unitholder’s execution and delivery of this Agreement and the representations and warranties of such Covered Unitholder contained herein.
7. Certain Covenants of each Covered Unitholder. Each Covered Unitholder, severally (but not jointly), hereby covenants and agrees, in each case, only on its own behalf as follows, in each case except as otherwise approved in writing by the Conflicts Committee:
(a) Prior to the Termination Date, and except as contemplated hereby, each Covered Unitholder shall not (i) Transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of, any of the Covered Units or beneficial ownership or voting power thereof or therein (including by operation of Law), (ii) grant any proxies or powers of attorney, deposit any Covered Units into a voting trust or enter into a voting agreement with respect to any Covered Units or (iii) knowingly take any action that would make any representation or warranty of such Covered Unitholder contained herein untrue or incorrect or have the effect of preventing or disabling such Covered Unitholder from performing its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, a Covered Unitholder may Transfer any or all of the Covered Units, in accordance with applicable Law, to an Affiliate of Parent; provided that prior to and as a condition to the effectiveness of such Transfer, each such Affiliate of Parent to whom any of such Covered Units or any interest in any of such Covered Units is or may be Transferred shall have executed and delivered to the Partnership a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if such Person were a party hereto with respect to the obligations of a Covered Unitholder. Any Transfer of Covered Units in violation of this provision shall be void.
(b) Prior to the Termination Date, in the event that a Covered Unitholder becomes the Record Holder or acquires beneficial ownership of, or the power to vote or direct the voting of, any additional Common Units or other voting interests with respect to the Partnership, such Covered Unitholder shall promptly notify the Partnership of such Common Units or voting interests, and such Common Units or voting interests shall, without further action of the parties, be deemed Covered Units and subject to the provisions of this Agreement, and the number of Common Units held by such Covered Unitholder set forth on Schedule A hereto shall be deemed amended accordingly and such Common Units or voting interests shall automatically become subject to the terms of this Agreement.
8. Transfer Agent. Each Covered Unitholder hereby authorizes the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all Covered Units (and that this Agreement places limits on the voting and Transfer of such Covered Units); provided, however, that the Partnership or its counsel shall further notify the Partnership’s transfer agent to lift and vacate the stop transfer order with respect to the Covered Units on the Termination Date or in connection with a Transfer permitted under Section 7(a) or in the proviso to the definition of “Transfer” in this Agreement.
9. Unitholder Capacity. This Agreement is being entered into by Parent solely in its capacity as a holder of Common Units, and nothing in this Agreement shall restrict or limit the ability of Parent or any of its Affiliates or any employee thereof who is a director or officer of the Partnership to take any action in his or her capacity as a director or officer of the Partnership to the extent specifically permitted by the Merger Agreement.
10. Disclosure. Each Covered Unitholder hereby authorizes the Partnership to publish and disclose in any announcement or disclosure required by the SEC and in the Consent Solicitation Statement/Prospectus and the Schedule 13E-3 such Covered Unitholder’s identity and ownership of the Covered Units and the nature of such Covered Unitholder’s obligations under this Agreement.
11. Non-Survival of Representations and Warranties. The representations and warranties of each Covered Unitholder in this Agreement shall terminate on the Termination Date or upon the closing of the transactions contemplated by this Agreement and by the Merger Agreement.
12. Amendment or Supplement. This Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto.
13. Waiver. No failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
14. Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, however, that notices of a change of address will be effective only upon receipt thereof):
(i)    If to the Support Parties (or any other Covered Unitholder), to such party’s address set forth on Schedule A hereto with copies (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention:     Ryan J. Maierson
    Thomas G. Brandt
Email:     ryan.maierson@lw.com
    thomas.brandt@lw.com

(ii)    If to the Partnership:
Green Plains Holdings LLC
1811 Aksarben Drive
Omaha, Nebraska 68106
Attention:     Michelle S. Mapes
Email:     michelle.mapes@gpreinc.com
with copies (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Attention: Tull R. Florey
     Hillary H. Holmes
TFlorey@gibsondunn.com
Email:     HHolmes@gibsondunn.com

Notices will be deemed to have been received on the date of receipt if (a) delivered by hand or nationally recognized overnight courier service or (b) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified above or another email or emails as such person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery).
15. Entire Agreement. This Agreement, the Merger Agreement (including the exhibits, annexes and schedules thereto) and any certificates delivered by any party pursuant to the Merger Agreement constitute the entire agreement and understanding, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and thereof.
16. No Third-Party Beneficiaries. This Agreement shall not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, with the exception of those rights conferred to the Conflicts Committee in this Agreement.
17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of each of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 17 shall be null, void and ineffective; provided, however, that the Partnership may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of the Partnership, and any Support Party may Transfer any or all of the Covered Units in accordance with Section 7(a); provided further that no assignment shall limit the assignor’s obligations hereunder.
18. Other Miscellaneous Provisions. The provisions of Sections 9.6, 9.8, 9.9, 9.11 and 9.12 of the Merger Agreement shall be incorporated into to this Agreement, mutatis mutandis, except for such changes as are required to comply with applicable Law.

19. Conflicts Committee. In addition to any other approvals required by the parties under this Agreement, any waiver, amendment or termination of this Agreement or assignment of rights under this Agreement must be approved or consented to, in the case of the Partnership, by the Conflicts Committee.
20. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) no Covered Unitholder makes any agreement or understanding herein in any capacity other than in such Covered Unitholder’s capacity as a Record Holder and beneficial owner of the Covered Units, and (b) nothing herein will be construed to limit or affect any action or inaction by each Covered Unitholder in such Covered Unitholder’s capacity as a member of the board of directors (or other similar governing body) of any party or as an officer, employee or fiduciary of any party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such party.
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IN WITNESS WHEREOF, the Partnership and each Support Party have caused to be executed or executed this Agreement as of the date first written above.

PARENT
GREEN PLAINS INC.

By:     /s/ Todd Becker
Name:    Todd Becker
Title:     President & Chief Executive Officer

SUPPORT PARTIES
By:     /s/ Jerry L. Peters
    Jerry L. Peters

JERRY L. PETERS AND KARI A. PETERS JOINT TRUST AGREEMENT, DATED OCTOBER 21, 2020

By: Jerry L. Peters and Kari A. Peters,
    as trustees

By:     /s/ Jerry L. Peters
Name:    Jerry L. Peters
Title:     Trustee

By:     /s/ Kari A. Peters
Name:    Kari A. Peters
Title:     Trustee

By:     /s/ Michelle S. Mapes
    Michelle S. Mapes

By:     /s/ Todd A. Becker
    Todd A. Becker

By:     /s/ G. Patrich Simpkins Jr.
    G. Patrich Simpkins Jr.

[Signature Page To Support Agreement]

PARTNERSHIP
GREEN PLAINS PARTNERS LP

By: Green Plains Holdings LLC,
    its general partner

By:     /s/ Michelle Mapes
Name:    Michelle Mapes
Title:     Chief Legal & Administration Officer, Corporate Secretary

[Signature Page To Support Agreement]

SCHEDULE A
[Redacted]
Schedule A